Exhibit 99.1

GOLDEN POND HEALTHCARE, INC.

ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

DARIEN, CT, DECEMBER 6, 2007—Golden Pond Healthcare, Inc. (AMEX: GPH) announced today that, commencing on December 13, 2007, the holders of Golden Pond Healthcare’s units may separately trade the common stock and warrants included in such units. Those units not separated will continue to trade on the American Stock Exchange under the symbol “GPH.U”. The common stock and warrants will be listed on the American Stock Exchange under the symbols “GPH” and “GPH.WS”, respectively.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Located in Darien, CT, Golden Pond Healthcare is a newly organized company formed to acquire one or more domestic or international operating businesses. Golden Pond Healthcare intends to focus its efforts on acquiring a business in the healthcare industry.